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                                                           EXHIBIT 23.3

                 CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

     We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-00439 of IMC Global Inc. on Form S-4 and in the related prospectuses of our report dated August 17, 1994 (except for Note 8 which is as of November 28, 1994 and Note 1 which is as of December 16, 1994) with respect to the financial statements of Central Canada Potash (then a division of Noranda Inc.) included in Vigoro's Current Report on Form 8-K dated January 5, 1995 filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG


Saskatoon, Canada
March 1, 1996